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                                  EXHIBIT (2)
                                  -----------

                                    FORM OF
                             RULES AND REGULATIONS
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                             RULES AND REGULATIONS
                              ---------------------

                                       OF

                          AUSA ENDEAVOR TARGET ACCOUNT
                          ----------------------------

                                  May 17, 1999

     These are the RULES AND REGULATIONS of AUSA Endeavor Target Account, a managed separate account established under the insurance laws of the State of New York (the "Account"), pursuant to a Resolution by written consent of the Board of Directors of the AUSA Life Insurance Company (the "Resolution") made the 24th day of March, 1998. These Rules and Regulations have been adopted by the Board of Managers of the Account (the "Managers" or "Board") on May 17, 1999, pursuant to the authority granted by the Resolution.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I  POLICY OWNERS AND POLICY OWNERS' MEETINGS.........................  1
 Section 1.1.  Meetings......................................................  1
 Section 1.2.  Presiding Officer, Secretary..................................  1
 Section 1.3.  Authority of Chairman of Meeting..............................  1
 Section 1.4.  Voting; Quorum................................................  1
 Section 1.5.  Inspectors....................................................  2
 Section 1.6.  Policy Owners' Action in Writing..............................  3
ARTICLE II MANAGERS AND MANAGERS' MEETINGS...................................  3
 Section 2.1.  Number of Managers............................................  3
 Section 2.2.  Resignation, Retirement and Removal...........................  3
 Section 2.3.  Vacancies.....................................................  4
 Section 2.4.  Regular Meetings of the Managers..............................  4
 Section 2.5.  Special Meetings of Managers..................................  4
 Section 2.6.  Notice of Meetings............................................  5
 Section 2.7.  Quorum; Presiding Officer.....................................  5
 Section 2.8.  Participation by Telephone....................................  5
 Section 2.9.  Location of Meetings..........................................  6
 Section 2.10.  Votes........................................................  6
 Section 2.11.  Rulings of Chairman..........................................  6
 Section 2.12.  Managers' Action in Writing..................................  6
 Section 2.13.  Resignations.................................................  6
ARTICLE III OFFICERS.........................................................  6
 Section 3.1.  Officers of the Account.......................................  6
 Section 3.2.  Time and Terms of Election....................................  7
 Section 3.3.  Resignation and Removal.......................................  7
 Section 3.4.  Fidelity Bond.................................................  8
 Section 3.5.  Chairman of the Board.........................................  8
 Section 3.6.  President.....................................................  8
 Section 3.7.  Vice-Presidents...............................................  8

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 Section 3.8.  Chief Financial Officer (Treasurer) and Assistant Treasurers..  9
 Section 3.9.  Controller and Assistant Controllers.......................... 10
 Section 3.10.  Secretary and Assistant Secretaries.......................... 10
 Section 3.11.  Substitutions................................................ 11
 Section 3.12.  Execution of Deeds, etc...................................... 11
 Section 3.13.  Power to Vote Securities..................................... 11
 Section 3.14. Limitation of Powers.......................................... 11
ARTICLE IV COMMITTEES........................................................ 12
 Section 4.1.  Power of Managers to Designate Committees..................... 12
 Section 4.2.  Rules for Conduct of Committee Affairs........................ 12
 Section 4.3.  Managers May Alter, Abolish, etc., Committees................. 12
 Section 4.4.  Minutes; Review by Managers................................... 13
ARTICLE V UNIT VALUE......................................................... 13
ARTICLE VI INDEMNIFICATION................................................... 13
 Section 6.01.  Persons Indemnified.......................................... 13
 Section 6.02.  Disabling Conduct............................................ 14
 Section 6.03.  Determination................................................ 14
 Section 6.04.  Expenses Prior to Determination.............................. 15
 Section 6.05.  Provisions Not Exclusive..................................... 15
 Section 6.06.  General...................................................... 16
ARTICLE VII AMENDMENTS....................................................... 16
 Section 7.1.  Rules and Regulations Subject to Amendment.................... 16
 Section 7.2.  Notice of Proposal to Amend Rules and Regulations Required.... 16

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                                   ARTICLE I

                   POLICY OWNERS AND POLICY OWNERS' MEETINGS
                   -----------------------------------------

     Section 1.1.  Meetings.  Meetings of the policy owners of the Account
     ----------------------
(the "Policy Owners") or any class or subaccounts thereof shall be held whenever called by the Managers and whenever a vote of Policy Owners or any class or subaccounts thereof is required by the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"). Written notice of any meeting of Policy Owners or any class or subaccounts thereof shall be given or caused to be given by the Managers by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Policy Owner entitled to vote at such meeting at the Policy Owner's address as it appears on the records of the Account.

     Section 1.2.  Presiding Officer, Secretary.  The Chairman of the Board, or
     ------------------------------------------
in his absence or if there is no Chairman of the Board, the President shall preside at each Policy Owners' meeting as chairman of the meeting, or in the absence of the Chairman of the Board and President, the Managers present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Managers, the Secretary of the Account shall be the secretary of all meetings of Policy Owners and shall record the minutes thereof.

     Section 1.3.  Authority of Chairman of Meeting.  At any Policy Owners'
     ----------------------------------------------
meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Resolution or these Rules and Regulations, or any part thereof or hereof, and his ruling shall be final.

     Section 1.4.  Voting; Quorum.  At each meeting of Policy Owners or any
     ----------------------------
class or subaccounts thereof, every Policy Owner entitled to vote shall be entitled to a number of votes calculated separately for each subaccount of the Account ("Subaccount"). Prior to the commencement of variable annuity payments, the number of votes with respect to a Policy will

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equal the number of accumulation units credited to the Policy. After variable annuity payments have commenced, the number of votes with respect to a Policy will equal the amount of the assets in the Account established to meet the variable obligations related to the Policy, divided by the value of an accumulation unit. Policy Owners may vote by proxy and the form of any such proxy may be prescribed from time to time by the Managers. A quorum shall exist if the holders of one-third of the outstanding votes without regard to Subaccounts are present in person or by proxy, but any lesser number shall be sufficient for adjournments. Matters upon which Policy Owners may vote include
(i) the approval or termination of any contract as to which Policy Owner action is required by the 1940 Act; (ii) any change in the fundamental investment policies of a Subaccount; and (iii) any additional matters as may be required by the 1940 Act, these Rules and Regulations, any registration with the Securities and Exchange Commission (or any successor agency) or any state, or as the Managers may consider necessary or desirable. At all meetings of the Policy Owners, votes of Policy Owners need not be taken by ballot unless otherwise provided for by vote of the Managers, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

     Section 1.5.  Inspectors.  At any meeting of Policy Owners, the
     ------------------------
chairman of the meeting may appoint one or more inspectors of election or balloting to supervise the voting at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any Policy Owner present or represented and entitled to vote shall, appoint one or more inspectors for such purpose. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election or balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors shall take charge of the polls and, when the vote is competed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

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     Section 1.6.  Policy Owners' Action in Writing.  Nothing in this Article I
     ----------------------------------------------
shall limit the power of the Policy Owners to take any action without a meeting by means of written instruments. Any action taken by Policy Owners may be taken without a meeting if a majority of Policy Owners entitled to vote on the matter (or such larger proportion thereof as shall be required by law or any express provision of these Rules and Regulations) consent to the action in writing and such written consents are filed with the records of the meetings of Policy Owners. Such consent shall be treated for all purposes as a vote taken at a meeting of Policy Owners.

                                   ARTICLE II

                        MANAGERS AND MANAGERS' MEETINGS
                        -------------------------------

     Section 2.1.  Number of Managers.  There shall initially be one or more
     --------------------------------
Manager(s) appointed by AUSA Life Insurance Company, and the number of Managers shall thereafter be such number as from time to time shall be fixed by a vote adopted by a majority of the Managers. A majority of the Managers may increase or decrease the number of Managers to a number other than the number theretofore determined. No decease in the number of Managers shall have the effect of removing any Manager from office prior to the expiration of his term, but the number of Managers may be decreased in conjunction with the removal of a Manager pursuant to Section 2.2 of this Article II.

     Section 2.2.  Resignation, Retirement and Removal.  Any Manager may resign
     -------------------------------------------------
his position or retire as a Manager, by a written instrument signed by him and delivered to the other Managers or to any officer of the Account, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. Any Manager may be removed with or without cause at any time by written instrument signed by at least two-thirds

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of the Managers in office immediately prior to such removal, specifying the date upon which such removal shall become effective.

     Section 2.3.  Vacancies.  Any vacancy or anticipated vacancy resulting from
     -----------------------
any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Managers, or an increase in the number of Managers, may (but unless required by the 1940 Act need not) be filled by a Majority of the Managers, subject to the provisions of the 1940 Act; provided, that if there shall be no Managers in office, such vacancy or vacancies shall be filled by AUSA Life Insurance Company unless the 1940 Act requires that it be filled by an election by the Policy Owners. Any such appointment or election shall take effect immediately, except that an appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Managers to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Managers.

     Section 2.4.  Regular Meetings of the Managers.  Regular meetings of the
     ----------------------------------------------
Managers may be held without call or notice at such places and at such times as the Managers may from time to time determine; provided, that notice of such determination, and of the time, place and purposes of the first regular meeting thereafter, shall be given to each absent Manager in accordance with Section 2.6 hereof.

     Section 2.5.  Special Meetings of Managers. Special meetings of the
     ------------------------------------------
Managers may be held at any time and at any place when called by the Chairman of the Board, if any is elected, the President or the Chief Financial Officer or by two or more Managers, or if there shall be fewer than three Managers, by any Manager; provided, that notice of the time, place and purposes

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thereof is given to each Manager in accordance with Section 2.6 hereof by the
Secretary or an Assistant Secretary or by the officer or the Manager(s) calling the meeting.

     Section 2.6.  Notice of Meetings.  Notice of any regular or special meeting
     --------------------------------
of the Managers shall be sufficient if given in writing to each Manager, and if sent by mail at least five days, or by telegram or facsimile or e-mail at least twenty-four hours, before the meeting, addressed to his usual or last known business or residence address, or if delivered to him in person at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Manager who was present at an earlier meeting, not more than thirty-one days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Manager by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Manager at a meeting shall constitute a waiver of notice, except where a Manager attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

     Section 2.7.  Quorum; Presiding Officer.  At any meeting of the Managers, a
     ---------------------------------------
Majority of the Managers shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Managers shall otherwise elect, generally or in a particular case, the Chairman of the Board shall preside at each meeting of the Managers as chairman of the meeting. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the Managers present at the meeting shall elect one of their number as chairman of the meeting.

     Section 2.8.  Participation by Telephone.  One or more of the Managers may
     ----------------------------------------
participate in a meeting thereof or of any committee of the Managers by means of a telephone conference

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call or other communications facility by means of which all individuals participating in the meeting can hear each other at the same time and participation by such means shall (except to the extent required otherwise by the 1940 Act) constitute presence in person at such meeting.

     Section 2.9.  Location of Meetings.  Managers' Meetings may be held at any
     ----------------------------------
place, within or without New York.

     Section 2.10.  Votes.  Voting at Managers' meetings may be conducted
     --------------------
orally, by show of hands, or, if requested by any Manager, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

     Section 2.11.  Rulings of Chairman.  All other rules of conduct adopted and
     ----------------------------------
used at any Managers' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

     Section 2.12.  Managers' Action in Writing.'  Nothing in this Article II
     ------------------------------------------
shall limit the power of the Managers to take action by means of a written instrument without a meeting.

     Section 2.13.  Resignations.  Any Manager may resign at any time by written
     ---------------------------
instrument signed by him and delivered to the Chairman of the Board or the Secretary or to a meeting of the Managers. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

                                  ARTICLE III

                                    OFFICERS
                                    --------

     Section 3.1.  Officers of the Account.  The officers of the Account shall
     -------------------------------------
consist of a President, a Chief Financial Officer (Treasurer) and a Secretary, and may include one or more

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Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Managers may designate. If the Managers shall elect a Chairman of the Board pursuant to Section 3.5, then the Chairman of the Board shall also be an officer of the Account. The Chairman of the Board, if there is one, shall be elected from among the Managers, but no other officer need be a Manager. Any two or more officers, except those of President and Vice-President, may be held by the same person.

     Section 3.2.  Time and Terms of Election.  The President, the Chief
     ----------------------------------------
Financial Officer (Treasurer), and the Secretary shall be elected by the Managers at their first meeting and thereafter at the annual meeting of the Managers. Such officers shall hold office until the next annual meeting of the Managers and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Managers. All other officers of the Account may be elected or appointed at any meeting of the Managers. Such other officers shall hold office for any term, or indefinitely, as determined by the Managers, and shall be subject to removal, with or without cause, at any time by the Managers.

     Section 3.3.  Resignation and Removal.  Any officer may resign at any time
     -------------------------------------
by giving written notice to the Managers. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Managers may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Account, no officer resigning or removed shall have any right to any compensation for any

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period following such resignation or removal, or any right to damages on account of such removal.

     Section 3.4.  Fidelity Bond.  The Managers may, in their discretion, direct
     ---------------------------
any officer appointed by them to furnish at the expense of the Account a fidelity bond approved by the Managers, in such amount as the Managers may prescribe.

     Section 3.5.  Chairman of the Board.  When and if the Managers shall deem
     -----------------------------------
such action to be necessary or appropriate, they may elect a Chairman of the Board from among the Managers. The Chairman of the Board ("Chairman") shall, if present, preside at all meetings of the Managers and of the Policy Owners, and he shall have such other powers and duties as may be prescribed by the Managers. He may use any one or more of the following titles: Chairman of the Board or Chairman.

     Section 3.6.  President.  The President of the Account shall have general
     -----------------------
and active management of the business of the Account, shall see to it that all orders, policies and resolutions of the Managers are carried into effect, and, in connection therewith, shall be authorized to delegate to any Vice-President of the Account such of his powers and duties as President and at such times and in such manner as he shall deem advisable. In the absence or disability of the Chairman, or if there is no Chairman, the President shall preside at all meetings of the Policy Owners and, if he is a Manager, of the Managers; and he shall have such other powers and perform such other duties as are incident to the office of a chief executive officer and as the Managers may from time to time prescribe.

     Section 3.7.  Vice-Presidents.  The Vice-President, if any, or, if there is
     -----------------------------
more than one, then the Vice-Presidents of the Account, shall assist the President in the management of the business of the Account and the implementation of orders, policies and resolutions of the

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Managers at such times and in such manner as the President may deem to be advisable. If there is more than one Vice-President, the Managers may designate one as the Executive Vice-President, in which case he shall be first in order of seniority, and the Managers may also grant to other Vice-Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the President and the Chairman, or in the absence or disability of the President if there is no Chairman, the Vice-President, or, if there is more than one, the Vice-Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the Vice-President or Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the President or by the Managers.


     Section 3.8.  Chief Financial Officer (Treasurer) and Assistant Treasurers.
     --------------------------------------------------------------------------
The Chief Financial Officer (Treasurer) shall keep full and accurate accounts of receipts and disbursements in books of the Account, and shall have such other duties and powers as may be prescribed from time to time by the Managers, and shall render to the Managers, whenever they may require it, an account of all his transactions as Chief Financial Officer (Treasurer) and of the financial condition of the Account. If no Controller is elected, the Chief Financial Officer (Treasurer) shall also have the duties and powers of the Controller, as provided in these Rules and Regulations. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Managers or the Chief Financial Officer (Treasurer), and shall be responsible to and shall report to the Chief Financial Officer (Treasurer). In the absence or disability of the Chief Financial Officer (Treasurer), the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Managers, shall have the powers and duties of the Chief Financial Officer (Treasurer).

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     Section 3.9.  Controller and Assistant Controllers.  If a Controller is
     --------------------------------------------------
elected, he shall be the chief accounting officer of the Account, and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller and such other duties and powers as may be prescribed from time to time by the Managers. The Controller shall be responsible to and shall report to the Managers, but in the ordinary conduct of the Account's business, shall be under the supervision of the Chief Financial Officer (Treasurer). Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Managers or the Controller, and shall be responsible and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Managers, shall have the powers and duties of the Controller.

     Section 3.10.  Secretary and Assistant Secretaries.  The Secretary shall,
     --------------------------------------------------
if and to the extent requested by the Managers, attend all meetings of the Managers, any committee of the Managers and/or the Policy Owners and record all votes and the minutes of proceedings in a book to be kept for that purpose, and shall give or cause to be given notice of all meetings of the Managers, any committee of the Managers and/or the Policy Owners, and shall perform such other duties as may be prescribed by the Managers. The Secretary shall be the custodian of the books, records and papers of the Account (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Managers, shall have the powers and duties of the Secretary.

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     Section 3.11.  Substitutions.  In case of the absence or disability of any
     ----------------------------
officer of the Account, or for any other reason that the Managers may deem sufficient, the Managers may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Manager.

     Section 3.12.  Execution of Deeds, etc.  Except as the Managers may
     --------------------------------------
generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Account shall be signed or endorsed on behalf of the Account by the President, a Vice-President or the Chief Financial Officer (Treasurer).

     Section 3.13.  Power to Vote Securities.  Unless otherwise ordered by the
     ---------------------------------------
Managers, the Chief Financial Officer (Treasurer) shall have full power and authority on behalf of the Account to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Account may hold stock, and at any such meeting the Chief Financial Officer (Treasurer) or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Account might have possessed and exercised if present. The Managers, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Account.

     Section 3.14. Limitation of Powers.  The Managers and Officers shall
     ----------------------------------
exercise their powers and authorities (a) in cooperation with the officers of AUSA Life Insurance Company and subject to the rights, powers, and obligations of AUSA Life Insurance Company, and (b) without limiting the generality of the foregoing, recognizing that the assets of the Account are the

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property of AUSA Life Insurance Company and that the Policy Owners are owners of policies issued by AUSA Life Insurance Company.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

     Section 4.1.  Power of Managers to Designate Committees.  The Managers, by
     -------------------------------------------------------
vote of a Majority of the Managers, may elect from their number an executive committee and any other committees and may delegate thereto some or all of their powers except those which by law or by these Rules and Regulations may not be delegated; provided, that no committee shall be empowered to elect the Chairman of the Board, the President, the Chief Financial Officer (Treasurer) or the Secretary, to amend the Rules and Regulations, to exercise the powers of the Managers under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Managers is required by law or by these Rules and Regulations. The members of any such committee shall serve at the pleasure of the Managers.

     Section 4.2.  Rules for Conduct of Committee Affairs.  Except as otherwise
     ----------------------------------------------------
provided by the Managers, each committee elected or appointed pursuant to this
Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Managers at the next succeeding meeting of the Managers, but in the absence of any such action or any contrary provisions by the Managers, the business of each committee shall be conducted, so far as practicable, in the same manner as provided herein for the Managers.

     Section 4.3.  Managers May Alter, Abolish, etc., Committees.  The Managers
     -----------------------------------------------------------
may at any time alter or abolish any committee, change the membership of any committee, or revoke, rescind or modify any action of any committee or the authority of any committee with respect to any

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matter or class of matters; provided, that no such action shall impair the rights of any third parties.

     Section 4.4.  Minutes; Review by Managers.  Any committee to which the
     -----------------------------------------
Managers delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Managers.


                                   ARTICLE V

                                   UNIT VALUE
                                   ----------

     Unit value of each Subaccount shall mean the quotient obtained by dividing the value of all the assets belonging to such Subaccount, less all liabilities of such Subaccount, by the number of units of that Subaccount outstanding, in each case at the time of each determination. Expenses and liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Managers or their designates may in their sole discretion deem fair and reasonable under the circumstances.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 6.01.  Persons Indemnified. The Account shall indemnify each of the
     ----------------------------------
members of its Board of Managers and officers against all liabilities and expenses, including but not limited to counsel fees, amounts paid in satisfaction of judgments, as fines or penalties, or in compromise or settlement, reasonably incurred in connection with the defense or disposition of any threatened, pending, or completed claim, action, suit, or other proceeding, whether civil, criminal, administrative, or investigative, whether before any court or administrative or legislative body, to which such person may be or may have been subject, while in office or thereafter, by reason of

                                       13
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being or having been such a member or officer; provided that such person acted, or failed to act, in good faith and in the reasonable belief that such action was in the best interests of the Account, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful; and except that no such person shall be indemnified for any liabilities or expenses arising by reason of disabling conduct, whether or not there is an adjudication of liability.

     Section 6.02.  Disabling Conduct. "Disabling conduct" means willful
     --------------------------------
misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

     Section 6.03.  Determination. Whether any such liability or expense arose
     ----------------------------
out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body, before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of Managers who are neither interested persons of the Account nor parties to the action, suit, or proceeding in question or another action, suit, or proceeding on the same or similar grounds ("disinterested, non-party managers"); or (ii) by independent legal counsel in a written opinion if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested managers of the Account so directs; or
(iii) by majority vote of the Policy Owners; or (iv) by any other reasonable and fair means not inconsistent with any of the above.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ----------------
shall not, of itself, create a

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presumption that any liability or expense arose by reason of disabling conduct, or that such person did not act in good faith and in the reasonable belief that such action was in the best interests of the Account, or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct was unlawful.

     Section 6.04.  Expenses Prior to Determination. Any liabilities or expenses
     ----------------------------------------------
of the type described in Section 6.01 may be paid by the Account in advance of the final disposition of the claim, action, suit or proceeding, as authorized by the Board of Managers in the specific case, (a) upon receipt of an undertaking by or on behalf of the member or officer to repay the advance unless it shall be ultimately determined that such person is entitled to indemnification, and (b), provided that (i) the indemnitee shall provide security for that undertaking, or
(ii) the account shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of disinterested, non-party managers of the Account, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     A determination pursuant to subparagraph (b)(iii) of this section shall not prevent the recovery from any member of the Board or officer of any amount advanced to such person as indemnification if such member of the Board or officer is subsequently determined not to be entitled to indemnification; nor shall a determination pursuant to said subparagraph prevent the payment of indemnification if such member of the Board or officer is subsequently found to be entitled to indemnification.

     Section 6.05.  Provisions Not Exclusive. The indemnification provided by
     ---------------------------------------
this Article shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of Policy Owners or otherwise.

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     Section 6.06.  General. No indemnification provided by this Article shall
     ----------------------
be inconsistent with the Investment Company Act of 1940 or the Securities Act of 1933.

     Any indemnification provided by this Article shall continue as to a person who has ceased to be a member of the Board of Managers or an officer of the Account and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VII

                                   AMENDMENTS
                                   ----------

     Section 7.1.  Rules and Regulations Subject to Amendment.  These Rules and
     --------------------------------------------------------
Regulations may be altered, amended or repealed, in whole or in part, at any time by vote of the Majority of the Managers, except with respect to any provision hereof which by law or these Rules and Regulations requires action by the Policy Owners.

     Section 7.2.  Notice of Proposal to Amend Rules and Regulations Required.
     ------------------------------------------------------------------------
No proposal to amend or repeal these Rules and Regulations or to adopt new Rules and Regulations shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Managers at which such action is taken, or (ii) all of the Managers, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.

     The foregoing Rules and Regulations were adopted by the Managers on May 17, 1999.


                              --------------------------------------
                              Secretary

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